Exhibit 23(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-4 of City Holding Company to be filed on or about March 27, 2012 and to the incorporation therein of our report dated March 31, 2011, with respect to the consolidated financial statements of Virginia Savings Bancorp, Inc. as of and for the years ended December 31, 2010 and 2009.

        CERTIFIED PUBLIC ACCOUNTANTS

124 Newman Avenue

Harrisonburg, Virginia

March 27, 2012